UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers

     On January 31, 2005, Ian B. Carter’s employment agreement with Commonwealth Energy Corporation (“Commonwealth”) expired and was not renewed. Accordingly, effective as of the close of business on January 31, 2005, Mr. Carter’s employment (and status as an officer) with Commerce Energy Group, Inc. (“Commerce”) and all of its subsidiaries and affiliates ended and Mr. Carter ceased serving as Chief Executive Officer of Commerce and Commonwealth. Mr. Carter will continue to serve as a member of the Board of Directors of Commerce.

     Peter Weigand, President of Commerce and Commonwealth, who assumed the duties of the principal executive officer of Commerce and its affiliated entities when Mr. Carter was placed on paid administrative leave on November 11, 2004, will continue to perform the duties of the principal executive officer of Commerce and its affiliated entities, subject to certain limitations imposed by the Special Committee of the Board of Directors, until the Board of Directors appoints a successor to Mr. Carter. As part of these duties, Mr. Weigand will continue to act as the “principal executive officer” of Commerce for purposes of all filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc.. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: February 4, 2005	By:	/s/ RICHARD L. BOUGHRUM
		Name:	Richard L. Boughrum
		Title:	Senior Vice President and Chief Financial Officer